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                                    EXHIBIT 6

                                     CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated: December 14, 1999


                                        U.S. BANK TRUST NATIONAL ASSOCIATION

                                        /s/ Harry H. Hall Jr.
                                        ------------------------------------
                                        Harry H. Hall Jr.
                                        Vice President